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                                                                       FORM 11-K
                                                                      EXHIBIT 23





                      CONSENTS OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-28354 dated April 26, 1989 and Form S-8 No. 333-09455 dated August 2, 1996) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan and in the related Prospectus of our report dated March 21, 1997, with respect to the financial statements and schedules of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in this annual report (Form 11-K) for the year ended December 31, 1996.


/s/ Ernst & Young


Detroit, Michigan
April 9, 1997